                                                                    EXHIBIT 99.1

[IASIS HEALTHCARE LOGO]

INVESTOR CONTACT:                                      NEWS MEDIA CONTACT:
David R. White                                         Tomi Galin
Chairman and Chief Executive Officer                   Vice-President, Marketing
   or                                                     & Communications
W. Carl Whitmer                                        (615) 467-1255
Chief Financial Officer
(615) 844-2747

                           IASIS HEALTHCARE ANNOUNCES
                              FIRST QUARTER RESULTS
                           NET REVENUE INCREASES 15.3%

FRANKLIN, Tennessee (February 4, 2003) -- IASIS Healthcare(R) Corporation today announced results for the first fiscal quarter ended December 31, 2002.

         Net revenue for the quarter ended December 31, 2002, increased 15.3% to $254.8 million compared with $220.9 million in the same quarter of last year. Earnings before interest expense, gain on sale of assets, minority interests, income taxes and depreciation and amortization (EBITDA) for the first quarter increased 30.2% to $33.2 million compared with $25.5 million in the prior year period. Net earnings were $7.5 million for the quarter ended December 31, 2002, compared with $300,000 in the same period of last year, excluding the cumulative effect of a change in accounting principle related to the adoption of SFAS No. 142.

         In commenting on the quarterly results, David R. White, chairman and chief executive officer of IASIS, said, "The operating results of the first quarter of fiscal year 2003 reflect the fourth consecutive quarter of net revenue and EBITDA growth over the prior year periods. Our emphasis on profitable product lines, operational efficiencies and increasing volume has been the driving force behind these results. This emphasis has also allowed management to identify a number of growth initiatives at our existing hospitals that will position the Company for continued success."

         Acute Care Service Segment - Net revenue for the acute care service segment for the quarter ended December 31, 2002, increased 16.0% to $217.8 million compared with net revenue of $187.7 million in the same prior year period. EBITDA for the quarter ended December 31, 2002, increased 28.8% to $31.3 million compared with $24.3 million in the same prior year period.


                                     -MORE-

IASIS Healthcare Announces First Quarter Results
Page 2
February 4, 2003

         Same facility net patient revenue per adjusted admission increased by 6.9% for the quarter ended December 31, 2002, compared with the same prior year period. Same facility hospital admissions and adjusted admissions for the quarter ended December 31, 2002, increased over the prior year period by 8.0% and 9.8%, respectively.

         Health Insurance Business Segment - Net revenue for Health Choice, the Medicaid health plan in the Company's Phoenix, Arizona market, for the quarter ended December 31, 2002, increased 11.1% to $36.9 million compared with $33.2 million in the same prior year period. Enrollment at Health Choice increased 11.9% from 53,833 members at December 31, 2001, to 60,242 members at December 31, 2002. Health Choice EBITDA for the quarter ended December 31, 2002, was $1.8 million compared with $1.1 million for the same prior year period.

         The Company sold two of its surgery centers during the quarter ended December 31, 2002, for net proceeds of $2.8 million, resulting in a gain on the sales of approximately $780,000.

         As previously reported, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," in the prior fiscal year. As a result, the Company recorded a non-cash reduction to goodwill of $39.5 million as of October 1, 2001. The reduction to goodwill was reflected as a cumulative effect of a change in accounting principle and had no impact on the Company's EBITDA or cash flow.

         At December 31, 2002, the Company's net working capital was $65.1 million compared with $57.0 million at September 30, 2002. Net accounts receivable increased $1.2 million from $154.5 million at September 30, 2002, to $155.7 million at December 31, 2002, and amounted to 59 days of net revenue outstanding at December 31, 2002, compared with 60 days at September 30, 2002, excluding Medicare settlement accounts. Cash flows from operating activities for the quarter ended December 31, 2002, was $8.3 million compared with $1.5 million in the same quarter of last year. The Company had $29.5 million outstanding under its revolving credit facility at December 31, 2002, compared with $18.0 million at September 30, 2002.

         The Company is in the process of refinancing its existing senior secured credit facility with a new $475 million senior credit facility. The new credit facility will consist of a $125 million, five-year revolving credit facility and a $350 million, six-year term loan. As of December 31, 2002, $353 million was outstanding under the Company's existing senior credit facility.


                                     -MORE-

IASIS Healthcare Announces First Quarter Results
Page 3
February 4, 2003

         The terms of the new agreement will reduce the Company's current mandatory principal repayments and provide for additional annual capital expenditure amounts as compared with the existing senior credit facility, among other matters. Closing of the new credit facility, which is subject to documentation and closing conditions, is expected to be completed in February.

         A listen-only simulcast and 30-day replay of IASIS Healthcare Corporation's year-end conference call will be available through the Company's website at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on February 4, 2003.

         IASIS Healthcare(R) Corporation, located in Franklin, Tenn., is a leading owner and operator of acute care hospitals and develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. Currently, IASIS Healthcare(R) owns or leases 14 hospitals with a total of 2,116 beds in service. These hospitals are located in four regions:
Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; and three cities in the state of Texas, including San Antonio. IASIS Healthcare(R) also operates three ambulatory surgery centers and a Medicaid health plan that currently serves over 60,000 members in Arizona. For more information on IASIS Healthcare(R) Corporation, please visit the Company's website at www.iasishealthcare.com

         This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, the discussions of our operating and growth strategy (including possible acquisitions and dispositions), projections of revenue, income or loss, and future operations. Forward-looking statements involve risks and uncertainties including, without limitation, those associated with our ability to enter into favorable contracts with managed care plans; the highly competitive nature of the healthcare industry; possible changes in Medicare and Medicaid reimbursement levels and other federal or state healthcare reforms; future cost containment initiatives undertaken by purchasers of healthcare services; our ability to attract and retain qualified management and personnel, including physicians and nurses; our ability to service our significant indebtedness; the effect of existing and future governmental regulations, including the Balanced Budget Act of 1997, the Balanced Budget Refinement Act of 1999 and the Benefits Improvement Protection Act of 2000; the impact of possible governmental investigations; our ability to successfully integrate our management information systems at our hospitals; our limited operating history; our ability to successfully manage the risks of our Medicaid managed care plan, Health Choice; our ability to successfully complete and integrate acquisitions of other companies or facilities; general economic and business conditions; and those risks, uncertainties and other matters detailed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2002, and from time to time in our filings with the Securities and Exchange Commission.

         Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


                                     -MORE-

IASIS Healthcare Announces First Quarter Results
Page 4
February 4, 2003

                          IASIS HEALTHCARE CORPORATION
         CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                               THREE MONTHS ENDED
                                                                                  DECEMBER 31,
                                                                            -----------------------
                                                                              2002          2001
                                                                            ---------     ---------
Net revenue                                                                 $ 254,765     $ 220,881

Cost and expenses:
   Salaries and benefits                                                       88,799        77,727
   Supplies                                                                    35,683        31,293
   Other operating expenses                                                    77,414        69,596
   Provision for bad debts                                                     19,711        16,774
   Interest, net                                                               13,317        14,503
   Depreciation and amortization                                               12,851        10,488
                                                                            ---------     ---------

         Total costs and expenses                                             247,775       220,381
                                                                            ---------     ---------

Earnings before gain on sale of assets, minority interests, income
   taxes and cumulative effect of a change in accounting principle              6,990           500
Gain on sale of assets, net                                                       780            12
Minority interests                                                               (278)         (223)
                                                                            ---------     ---------


Earnings before income taxes and cumulative effect of a change
   in accounting principle                                                      7,492           289
Income tax expense                                                                 --            --
                                                                            ---------     ---------

Net earnings before cumulative effect of a change in accounting principle       7,492           289

Cumulative effect of a change in accounting principle                              --       (39,497)
                                                                            ---------     ---------

Net earnings (loss)                                                         $   7,492     $ (39,208)
                                                                            =========     =========

EBITDA                                                                      $  33,158     $  25,491
                                                                            =========     =========

EBITDA margin                                                                    13.0%         11.5%


                                     -MORE-

IASIS Healthcare Announces First Quarter Results
Page 5
February 4, 2003

                          IASIS HEALTHCARE CORPORATION
                    CONDENSED AND CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                            DEC. 31,      SEPT. 30,
                                                                              2002          2002
                                                                           -----------    ---------
                                                                           (UNAUDITED)
                                       ASSETS
Current assets:
   Cash and cash equivalents                                                $      --     $      --
   Accounts receivable, net of allowance for doubtful
     accounts of $39,520 and $34,450, respectively                            155,665       154,452
   Inventories                                                                 24,065        23,909
   Prepaid expenses and other current assets                                   15,448        15,697
   Assets held for sale                                                        22,106        22,106
                                                                            ---------     ---------
         Total current assets                                                 217,284       216,164

Property and equipment, net                                                   405,446       402,171
Goodwill                                                                      252,204       252,397
Other assets, net                                                              27,737        27,751
                                                                            ---------     ---------
         Total assets                                                       $ 902,671     $ 898,483
                                                                            =========     =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                         $  46,286     $  51,920
   Salaries and benefits payable                                               19,643        16,692
   Accrued interest payable                                                     9,670        15,016
   Medical claims payable                                                      30,333        30,262
   Other accrued expenses and other current liabilities                        16,172        19,023
   Current portion of long-term debt and capital lease obligations             30,041        26,252
                                                                            ---------     ---------
         Total current liabilities                                            152,145       159,165

Long-term debt and capital lease obligations                                  560,975       556,691
Other long-term liabilities                                                    23,337        22,347
Minority interest                                                               3,178         4,736
                                                                            ---------     ---------
         Total liabilities                                                    739,635       742,939

Stockholders' equity:
   Preferred stock - $0.01 par value, authorized 5,000,000 shares;
     no shares issued and outstanding at December 31, 2002
     and September 30, 2002                                                        --            --
   Common stock - $0.01 par value, authorized 100,000,000 shares;
     31,984,779 shares issued and 31,955,863 shares outstanding at
     December 31, 2002 and September 30, 2002                                     320           320
   Nonvoting common stock - $0.01 par value, authorized 10,000,000 shares; no shares issued and outstanding at December 31, 2002
     and September 30, 2002                                                        --            --
   Additional paid-in capital                                                 450,718       450,718
   Treasury stock, at cost, 16,306,541 shares at December 31, 2002
     and September 30, 2002                                                  (155,300)     (155,300)
   Accumulated deficit                                                       (132,702)     (140,194)
                                                                            ---------     ---------
         Total stockholders' equity                                           163,036       155,544
                                                                            ---------     ---------
         Total liabilities and stockholders' equity                         $ 902,671     $ 898,483
                                                                            =========     =========


                                     -MORE-

IASIS Healthcare Announces First Quarter Results
Page 6
February 4, 2003

                          IASIS HEALTHCARE CORPORATION
         CONDENSED AND CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                               THREE MONTHS ENDED
                                                                                  DECEMBER 31,
                                                                            -----------------------
                                                                              2002           2001
                                                                            ---------     ---------
Cash flows from operating activities:
   Net earnings (loss)                                                      $   7,492     $ (39,208)
   Adjustments to reconcile net earnings (loss) to
     net cash provided by operating activities:
       Depreciation and amortization                                           12,851        10,488
       Minority interests                                                         278           223
       Cumulative effect of a change in accounting principle                       --        39,497
       Gain on sale of assets                                                    (780)          (12)
       Changes in operating assets and liabilities, net of disposals:
           Accounts receivable                                                 (1,069)          712
           Inventories, prepaid expenses and other current assets              (1,041)       (4,522)
           Accounts payable and other accrued liabilities                      (9,471)       (5,646)
                                                                            ---------     ---------
       Net cash provided by operating activities                                8,260         1,532
                                                                            ---------     ---------

Cash flows from investing activities:
   Purchases of property and equipment                                        (14,415)       (6,945)
   Purchase of real estate                                                         --       (55,338)
   Proceeds from sale of assets                                                 2,463            12
   Change in other assets                                                        (861)       (1,900)
                                                                            ---------     ---------
       Net cash used in investing activities                                  (12,813)      (64,171)
                                                                            ---------     ---------

Cash flows from financing activities:
   Proceeds from issuance of common stock                                          --           222
   Proceeds from senior bank debt borrowings                                   62,200        94,600
   Payment of debt and capital leases                                         (57,347)      (35,914)
   Debt financing costs incurred                                                   --        (2,325)
   Distribution of minority interests                                            (300)           --
                                                                            ---------     ---------
       Net cash provided by financing activities                                4,553        56,583
                                                                            ---------     ---------

Decrease in cash and cash equivalents                                              --        (6,056)
Cash and cash equivalents at beginning of period                                   --         6,056
                                                                            ---------     ---------
Cash and cash equivalents at end of period                                  $      --     $      --
                                                                            =========     =========

Supplemental disclosure of cash flow information:
   Cash paid for interest                                                   $  18,720     $  22,931
                                                                            =========     =========
   Cash paid for income taxes                                               $      --     $      --
                                                                            =========     =========

Supplemental schedule of noncash investing and financing activities:
   Capital lease obligations incurred to acquire equipment                  $   3,318     $      --
                                                                            =========     =========


                                     -MORE-

IASIS Healthcare Announces First Quarter Results
Page 7
February 4, 2003

                          IASIS HEALTHCARE CORPORATION
                         SEGMENT INFORMATION (UNAUDITED)
                                 (IN THOUSANDS)

                                                                              THREE MONTHS ENDED
                                                                                  DECEMBER 31,
                                                                            -----------------------
                                                                               2002         2001
                                                                            ---------     ---------
ACUTE CARE SERVICE:
Net patient revenue                                                         $ 219,725     $ 189,148
Revenue between segments                                                       (1,908)       (1,437)
                                                                            ---------     ---------
  Net revenue                                                                 217,817       187,711
Salaries and benefits                                                          87,243        76,488
Supplies                                                                       35,561        31,193
Other operating expenses                                                       43,975        38,909
Provision for bad debts                                                        19,711        16,774
                                                                            ---------     ---------
  EBITDA                                                                       31,327        24,347
Interest expense, net                                                          13,317        14,551
Depreciation and amortization                                                  12,818        10,459
Gain on sale of assets, net                                                      (780)          (12)
                                                                            ---------     ---------
Earnings (loss) before minority interests, income taxes
  and cumulative effect of a change in accounting principle                     5,972          (651)
Minority interests                                                                278           223
                                                                            ---------     ---------
Earnings (loss) before income taxes and cumulative
  effect of a change in accounting principle                                $   5,694     $    (874)
                                                                            =========     =========

Segment assets                                                              $ 900,221     $ 904,763
                                                                            =========     =========


HEALTH CHOICE:
Capitation premiums and other payments                                      $  36,948     $  33,170
Revenue between segments                                                           --            --
                                                                            ---------     ---------
  Net revenue                                                                  36,948        33,170
Salaries and benefits                                                           1,556         1,239
Supplies                                                                          122           100
Other operating expenses                                                       33,439        30,687
Provision for bad debts                                                            --            --
                                                                            ---------     ---------
  EBITDA                                                                        1,831         1,144
Interest income                                                                    --           (48)
Depreciation and amortization                                                      33            29
                                                                            ---------     ---------
Earnings before minority interests, income taxes
  and cumulative effect of a change in accounting principle                     1,798         1,163
Minority interests                                                                 --            --
                                                                            ---------     ---------
Earnings before income taxes and cumulative
  effect of a change in accounting principle                                $   1,798     $   1,163
                                                                            =========     =========

Segment assets                                                              $   2,450     $  15,760
                                                                            =========     =========


                                     -MORE-

IASIS Healthcare Announces First Quarter Results
Page 8
February 4, 2003

                          IASIS HEALTHCARE CORPORATION
                    FINANCIAL AND OPERATING DATA (UNAUDITED)

                                                                                THREE MONTHS ENDED
                                                                                    DECEMBER 31,
                                                                              ---------------------
                                                                               2002           2001
                                                                              -------       -------
Number of hospitals at end of period                                               14            14

Licensed beds at end of period                                                  2,590         2,520

Beds in service at end of period                                                2,116         2,092

Average length of stay (days)                                                    4.40          4.18

Occupancy rates for same facilities (average beds in service)                    45.3%         40.3%

Admissions                                                                     20,034        18,558

    Same facility % change                                                        8.0%

Adjusted admissions                                                            34,098        31,065

    Same facility % change                                                        9.8%

Patient days                                                                   88,148        77,492

Adjusted patient days                                                         143,302       126,415

Outpatient revenue as a % of gross patient revenue                               38.1%         39.1%


                                      -END-